UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

International Paper Company

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Form of Letters to be sent to International Paper Company (the “Company” or “IP”) shareholders in advance of IP’s special meeting of shareholders (the “Special Meeting”) to approve the issuance (the “Share Issuance”) of new shares of common stock of IP, par value $1.00 per share, in connection with the pending acquisition of DS Smith Plc (the “Combination”). The Form of Letters may be sent on a recurring basis.

September 25, 2024

Dear International Paper Shareowner:

We previously sent you proxy material for the important Special Meeting of International Paper Company shareowners, to be held on October 11, 2024. Your Board of Directors unanimously recommends that you vote FOR the share issuance proposal in connection with the acquisition of DS Smith Plc, and all related proposals on the agenda.

Approval of the share issuance proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the envelope provided.

Sincerely,

Andrew K. Silvernail

Chief Executive Officer

October 1, 2024

TIME IS SHORT—

PLEASE MAKE SURE YOUR SHARES ARE REPRESENTED!

Dear International Paper Shareowner:

The October 11, 2024 Special Meeting of International Paper Company shareowners is fast approaching, and according to our current records, we have not yet received your vote. Your Board of Directors unanimously recommends that you vote FOR the share issuance proposal in connection with the acquisition of DS Smith Plc, and all related proposals on the agenda.

Approval of the share issuance proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the envelope provided.

Sincerely,

Andrew K. Silvernail

Chief Executive Officer

Additional Information

These communications may be deemed to be solicitation material in respect of the Combination, including the Share Issuance. In connection with the Share Issuance, IP filed a Definitive Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2024 (the “Definitive Proxy Statement”). To the extent IP effects the Combination as a scheme of arrangement under the laws of the United Kingdom, the Share Issuance does not require registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that IP determines to conduct the Combination pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the Share Issuance. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT IP, THE COMBINATION, THE SHARE ISSUANCE, AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Definitive Proxy Statement and other documents filed by IP with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Definitive Proxy Statement, the scheme document, and other documents filed by IP with the SEC at https://www.internationalpaper.com/investors.